Amended Cornerstone Strategic Value Fund, Inc. By-Laws
(Article VII, Sections 7.01, 7.02 and 7.06)

ARTICLE VII
CAPITAL STOCK
Section 7.01	Certificate of Stock.

(a)	The shares of the Corporations stock shall be uncertificated, and shall be entered in the books of the Corporation and registered as they are issued, except that every holder of stock of the Corporation shall be entitled to a certificate upon written request to the transfer agent of the Corporation.

(b)	Any certificates representing shares of stock of the
Corporation shall
be in the form approved by the Board of Directors, signed in the name of the Corporation by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or an Assistant Secretary, sealed with the seal of the Corporation and certifying the number and kind of shares owned by the holder of stock in the Corporation; provided, however, that certificates for fractional shares will not be delivered in any case. Such signatures and seal may be a facsimile and may be mechanically reproduced thereon. The certificates containing such facsimiles shall be valid for all intents and purposes. [MGCL, 2 210, 2 211, 2 212]

(1)	In case any officer who shall have signed any such certificate, or whose
facsimile signature has been placed thereon, shall cease to be such an officer (because of death, resignation or otherwise) before such certificate is issued, such certificate may be issued and delivered by the Corporation with the same effect as if he were such officer at the date of issue. [MGCL, 2 212(c)]
(2)	The number of each certificate issued, the name of the person owning the shares represented thereby, the number of such shares and the date of issuance shall be entered upon the stock books of the Corporation at the time of issuance.
(3) 	Every certificate returned to the Corporation shall be marked
Cancelled with the date of cancellation.

(c)	Within a reasonable time after the issuance or transfer of
uncertificated stock, the Corporation shall send to holder of stock a written statement that shall set forth the name of the Corporation, the name of the stockholder, the class of stock and number of shares it represents, and any restrictions on the transfer or registration of such shares of stock.


Section 7.02	Transfer of Capital Stock.

(a)	Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, (ii) upon the receipt of proper transfer instructions from the registered holder of uncertificated shares, or (iii) as otherwise prescribed by the Board of Directors.

(b)	The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Maryland.

Section 7.06	Lost Stolen or Destroyed Certificates.  Before issuing a new certificate, or uncertificated shares, in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate, or uncertificated shares. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland. [MGCL, 2 213]